Item 26(f)(i)

ARTICLES OF INCORPORATION
OF
PRUCO LIFE INSURANCE COMPANY

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KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following articles of incorporation.

I.

The names of the incorporators and their residences and post office addresses are as shown at the foot hereof.

The name of the corporation shall be Pruco Life Insurance Company and its principal place of business shall be at Phoenix, Arizona, but the Board of Directors may designate other places of business either within or outside the State of Arizona where offices may be established, any or all business of the corporation transacted and the meetings of the Board of Directors and stockholders held.

II.

The nature of the business to be transacted and the objects and purposes for which this corporation is formed are:

(a) To engage in business as a domestic stock life and disability insurer under the laws of the State of Arizona and to conduct such business in other jurisdictions where it may qualify; to deal in life insurance, endowments, annuities, accident insurance, health insurance and any combinations thereof, the benefit of which may be fixed or variable, or both, and to engage in any other business or type of business which any other corporation now or hereafter incorporated under the laws of the State of Arizona and empowered to conduct a life or disability insurance business may lawfully do; to issue policies or other contracts with or without participation in profits, savings or unabsorbed portions of premiums; to accept and cede reinsurance of any such risks or hazards;

(b) To make investments of any kind permitted under the insurance laws of the State of Arizona as such laws exist from time to time;

(c) To establish and maintain separate investment accounts of any type or amount in accordance with resolutions adopted by the Board of Directors;

(d) To purchase, acquire, own, hold, guarantee, sell, assign, transfer, pledge or otherwise deal in and dispose of shares, bonds, notes, debentures or other securities or evidences of indebtedness of any other person, corporation, partnership, limited partnership or other association, whether domestic or foreign, and whether now or hereafter organized and existing, and while the holder thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, to the same extent as a natural person could do; bonds, notes, debentures or other evidences of indebtedness purchased or otherwise acquired may be secured or unsecured;

(e) To acquire by purchase, lease or otherwise and to own, hold, use, sell, assign, transfer, pledge or otherwise deal in and dispose of any other kind of personal property;

(f) To acquire by purchase, lease or otherwise, real property, and interests in real property, and to own, hold, improve, develop, manage and dispose of any real property or interests so acquired; to erect or cause to be erected on any such real property, buildings or other structures with their appurtenances; and to mortgage, rent, sell or otherwise hold or dispose of any such property;

(g) To foreclose by entry or otherwise, extend, assign or give partial releases from and discharge mortgages, deeds of trust or pledges and to bid for and become the purchaser of any real or personal property sold at any foreclosure or other sale.

(h) To borrow money for any of the purposes of this corporation, and to issue the corporation's note or notes therefor in series or otherwise; to execute and issue bonds, debentures or other obligations, in series or otherwise; and to issue or cause to be issued certificates and other negotiable or transferable instruments; to mortgage or pledge any or all of the assets of the corporation as security for the performance of the covenants of such bonds, notes, debentures, certificates or other instruments, upon such terms and conditions as may be set out in such instrument or instruments, mortgaging or pledging the same, or in any deed, contract or instrument relating thereto.

(i) To act as trustee, broker or in any fiduciary capacity; to become surety for others and to endorse commercial paper.

(j) To promote or to aid in any manner, financially or otherwise, any person, corporation, partnership, limited partnership or other association of which any shares, bonds, notes, debentures or other securities or evidences of indebtedness are held, directly or indirectly, by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, corporations, partnerships, limited partnerships or associations; and to do any other act or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(k) To do all and every thing necessary, suitable or proper for the accomplishment of any of the purposes, or attainment of any of the objects hereinbefore enumerated, either alone or in association with other persons, corporations, partnerships, limited partnerships or other associations, as principal, agent, broker, contractor, partner, limited partner, joint venturer, trustee or otherwise, and in general to engage in any and all lawful business that may be necessary or convenient in carrying out the business of the corporation and to do any and every other act or acts, thing or things, incidental to, growing out of or connected with the business or any part or parts thereof.

        The designation of any object or purpose herein shall not be construed to be a limitation or qualification or in any manner to limit or restrict the purposes and objects of the corporation. The powers enumerated shall be exercisable only to the extent permitted by law.

III.

The authorized amount of capital stock of the corporation shall be one hundred thousand (100,000) shares of common stock with Ten Dollar ($10.00) par value. The common stock shall be issued and paid for at such time or times and in such manner as the Board of Directors shall determine and when issued and paid for shall be non- ssessable except as provided by Article 14, Section 11, of the Constitution of Arizona.

IV.

The time of the commencement of the corporation shall be the day of issuance to it of a certificate of incorporation by the Arizona Corporation Commission, and its existence shall be perpetual.

V.

The business and affairs of this corporation shall be conducted by a Board of Directors of not less than five (5) nor more than fifteen (15) members, the exact number to be determined, within these limits, in accordance with the By-Laws. The first Board of Directors and the initial officers of the corporation, to serve until the first annual meeting, shall be:

NAME	POSITION	ADDRESS
- ----	--------	-------

Kenneth C. Foster Director and President Prudential Plaza Newark,N.J. 07101

Robert A. Beck Director and Vice President Prudential Plaza Newark,N.J. 07101

Frank J. Hoenemeyer Director Prudential Plaza Newark,N.J. 07101

Frederick E. Rathgeber Director Prudential Plaza Newark,N.J. 07101

Jack T. Kvernland Director, Vice President Prudential Plaza and Actuary Newark,N.J. 07101 Alan M. Thaler Director and Vice President 3003 N. Central Ave. Phoenix, Ariz. 85012

Clifford H. Whitcomb Comptroller Prudential Plaza Newark,N.J. 07101

Bryan Wilson	Treasurer	Prudential Plaza
Newark,N.J. 07101

David H. Fredericks	Secretary	Prudential Plaza
Newark, N.J. 07101

The directors, who need not be stockholders, shall be elected at the annual meeting of the stockholders, which shall be held at the principal office of the corporation in Phoenix, Arizona, or at any other place determined by the Board of Directors on the first Wednesday in May of each year, commencing with the year 1972, at an hour to be named in the notice or waiver of notice of the meeting. If the date of the annual meeting falls on a legal holiday, the meeting shall be held on the next succeeding business day. A director shall serve until the next annual meeting of the stockholders and until his successor is duly elected and qualified.

The Board of Directors shall have exclusive power to elect, at any regular or special meeting, such officers as permitted by the By-Laws for the management of corporate business, such officers to serve at the pleasure of the Board. The offices may include, but are not limited to, those of President, Vice-President, Secretary, Treasurer, Actuary and Comptroller.

The Board of Directors shall have power, without the assent or vote of the shareholders, to make, alter and repeal By-Laws, but By-Laws made by the Board may be altered or repealed and new By-Laws made by the shareholders.

VI.

The highest amount of the indebtedness or liability, direct or contingent, to which the corporation shall at any time subject itself shall be the maximum allowed under the laws of the State of Arizona.

VII.

The private property of the stockholders, directors and officers of the corporation shall at all times be exempt from all corporate debts and liabilities whatsoever.

VIII.

Thomas W. Wiley, whose address is 1700 First National Bank Plaza, Phoenix, Arizona 85003, and who has been a bona fide resident of the State of Arizona for more than three (3) years last past, is hereby appointed and designated statutory agent for the corporation for the State of Arizona upon whom service of process may be had.

IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures as of this 23rd day of December, 1971.

INCORPORATOR	ADDRESS
------------	-------

/S/

------------------------------	Prudential Plaza

John T. Andrews, Jr. Newark, N.J. 07101

/S/

-------------------------------	1700 First National Bank Plaza

Thomas W. Wiley Phoenix, Arizona 85003

/S/

-------------------------------	1700 First National Bank Plaza

Calvin H. Udall Phoenix, Arizona 85003

/S/

-------------------------------	1700 First National Bank Plaza

Richard A. Miller Phoenix, Arizona 85003

/S/

-------------------------------	1700 First National Bank Plaza

Robert P. Robinson Phoenix, Arizona 85003

PRUCO, INC., a New Jersey

corporation

By	ROBERT A. BECK
--------------------------------	Prudential Plaza

Vice President Newark, N.J. 07101

STATE OF NEW JERSEY )

)	ss.
County of Essex	)

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by John T. Andrews, Jr.

/s/WILLIAM S. MacVICKER
----------------------------------
Notary Public

My commission expires:

WILLIAM S. MacVICKER

NOTARY PUBLIC OF NEW JERSEY

My Commission Expires June 12, 1976

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STATE OF ARIZONA	)
)	ss.

county of Maricopa )

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by Thomas W. Wiley.

/s/	BETTY J. JONES
---------------------------------
Notary Public

My commission expires:

April 14, 1975

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STATE OF ARIZONA	)
)	ss.

County of Maricopa )

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by Calvin H. Udall. /s/ BETTY J. JONES

--------------------------------
Notary Public

My commission expires:

April 14, 1975

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STATE OF ARIZONA	)
)	ss.

County of Maricopa	)

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by Richard A. Miller.

/s/	BETTY J. JONES
---------------------------------
Notary Public

My commission expires:

April 14, 1975

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STATE OF ARIZONA	)
)	ss.

County of Maricopa )

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by Robert P. Robinson.

/s/ BETTY J. JONES
---------------------------------
Notary Public

My commission expires:

April 14, 1975

------------------------------

STATE OF NEW JERSEY )

)	ss.
County of Essex	)

The foregoing instrument was acknowledged before me this 23rd day of December, 1971, by Robert A. Beck, Vice President of Pruco, Inc., a New Jersey

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corporation, on behalf of the corporation.

/s/ WILLIAM S. MacVICKER
---------------------------------
Notary Public

My commission expires:

WILLIAM S. MacVICKER

NOTARY PUBLIC OF NEW JERSEY

My Commission Expires June 12, 1976

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THIS IS TO CERTIFY that the corporate title hereon

is not in conflict with that of any insurer authorized or seeking authority to transact insurance in Arizona.

Insurance Department of Arizona

By /s/ L. HAYDEN JONES
--------------------------------

Date 12/23/71	Title Chief Examiner

85396

A CORPORATION COMMISSION
INCORPORATING DIVISION
FILED

DEC 23 1971

10:00 A.M. at request of
Craig, Fennemore & Von Ammon, Attorneys
900 First National Bank Bldg.,
Phoenix, Arizona
Tselonke

William R. Johnson	SECRETARY

961217

PRUCO LIFE INSURANCE COMPANY

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CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

-----------------------

(Pursuant To Section 20-707 of the Insurance Code of the State of Arizona),

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PRUCO LIFE INSURANCE COMPANY, (the "Company") a corporation organized and existing under and by virtue of the laws of the State of Arizona, DOES HEREBY CERTIFY:

FIRST: Paragraph (a) of Article II of the Articles of Incorporation of the Company is amended to read as follows:

"(a) To engage in business as a domestic stock life and disability insurer under the laws of the State of Arizona and to conduct such business in other jurisdictions where it may qualify; to deal in life insurance, endowments, annuities, accident insurance, health insurance and any combinations thereof, the benefits of which may be fixed or variable, or both; to issue policies or other contracts with or without participation in profits, savings or unabsorbed portions of premiums; to accept and cede reinsurance of any such risks or hazards; and to engage in any other business or type of business which any other corporation now or hereafter incorporated under the laws of the State of Arizona and empowered to conduct a life and disability insurance business may lawfully do, such as the performance of services, independently of any insurance or annuity contract, of the kinds it performs in the normal conduct of its insurance or annuity business, including, but not limited to, consultative, administrative, investment, actuarial, loss prevention, data processing, accounting, safety engineering, claims, appraisal and collection services."

SECOND: Article III of the Articles of Incorporation of the Company is amended to read as follows:

"The authorized amount of capital stock of the corporation shall be one million (1,000,000) shares of common stock with Ten Dollar ($10.00) par value. The common stock shall be issued and paid for at such time or times and in such manner as the Board of Directors shall determine and when issued and paid for shall be non-assessable except as provided by Article 14, Section 11, of the Constitution of Arizona."

THIRD: That the aforesaid amendments to the Articles of Incorporation have been duly adopted in accordance with the provisions of Section 20-707 of the Insurance Code of the State of Arizona, and that the capital will not be reduced or by reason of said amendments.

IN WITNESS WHEREOF, PRUCO LIFE INSURANCE COMPANY, has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Kenneth C. Foster its President and to be attested by David H. Fredericks its Secretary this 25th day of July, 1972.

/s/ KENNETH C. FOSTER
------------------------
President

Attest:

/s/ DAVID H. FREDERICKS

-------------------------------

Secretary

STATE OF NEW JERSEY	)
: SS.:
COUNTY OF ESSEX	)

BE IT REMEMBERED, that on the 25th day of July A.D. 1972, before the undersigned, a Notary Public in and for said County of Essex, and said State of New Jersey, personally appeared Kenneth C. Foster, President of PRUCO LIFE INSURANCE COMPANY, and acknowledged the execution of the foregoing instrument on behalf of said Company as the voluntary act and deed of said Company for the uses and purposes therein set forth, and that the facts therein stated are true.

/s/	EUGENE A. SOLOMON, JR.
-----------------------------
Notary Public

State of Arizona

Articles of Amendment
to the
Articles of Incorporation
of
PRUCO LIFE INSURANCE COMPANY

Pursuant to the provisions of A.R.S. Section 10-061, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: The name of the corporation is Pruco Life Insurance Company.

SECOND: The document attached hereto as Exhibit A sets forth an amendment to the articles of incorporation.

THIRD: The date of adoption of the amendment by the sole stockholder of the corporation was October 19, 1993.

FOURTH: The number of shares outstanding and entitled to vote with regard to this amendment is 250,000.

FIFTH: The number of shares voted in favor of the amendment was 250,000 and the number of shares voted against the amendment was none.

Dated:	October 19, 1993

Pruco Life Insurance Company

By /s/	ESTHER H. MILNES
-----------------------------------
President

By /S/ Illegible signature
-----------------------------------
Assistant Secretary

Subscribed to and sworn before me a Notary Public for the State of New Jersey.

/S/ Illegible signature
-----------------------------------
Notary Public

Exhibit A

PRUCO LIFE INSURANCE COMPANY
Amendment to Articles of Incorporation

A new Article IX shall be added to the Articles of Incorporation of Pruco

Life Insurance Company which shall read in its entirety as follows:

(a) Under no circumstances shall a director of the Corporation be held personally liable to the Corporation or to its stockholders for monetary damages as a result of that director's breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director

(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for authorizing the unlawful payment of a dividend or other distribution of the corporation's capital stock or the unlawful purchase of its capital stock;

(iv) for any transaction from which the director derives any improper personal benefit; and

(v) for violation of ss.10-041 of the Arizona Revised Statutes or any successor statute thereof dealing with director conflicts of interest.

(b) This Article shall eliminate the liability of a director for any act or omission occurring on or after the effective date hereof, the date upon which this Article is filed with the Arizona Secretary of State.

(c) Neither the amendment or repeal of this Article nor the adoption of any provision of these Amended Articles of Incorporation which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any act or omission of such Director occurring prior to such amendment, repeal or adoption.